Exhibit 99.1
News

Investor Contact: John Dalhoff Director, Investor Relations investor@quakerhoughton.com T.+1.610.684.7822	Media Contact: Melissa McClain Director, Global Communications media@quakerhoughton.com T. +1.610.832.7809

For Release: Immediate

Quaker Houghton Announces Amended Credit Agreement; Extends Debt Maturities and Increases Available Credit

CONSHOHOCKEN, PA (April 14, 2026) /PRNewswire/ - Quaker Houghton (NYSE: KWR), the global leader in industrial process fluids, announced today that it has entered into an amended credit agreement (the “Amended Agreement”) with certain existing and new holders and lenders of the Company’s outstanding term loans and revolving credit facility. The Amended Agreement extends the Company’s nearest debt maturity to 2031, improves its overall credit terms, and significantly increases the amount available under its revolving credit facility.
The Amended Agreement includes the following facilities:
•$550 million senior secured U.S. dollar-denominated term loan
•$250 million (equivalent) senior secured euro-denominated term loan
•$800 million senior secured revolving credit facility
The term loans and the revolving credit facility each have a five-year maturity, and the Company has the right to increase the amount of the revolving credit facility by approximately $331 million for additional liquidity. Proceeds from the new term facilities were used to repay in full all outstanding loans under the existing credit agreement, to terminate the revolving credit commitments under the existing credit agreement, and to fund strategic growth and future capital allocation priorities.
Commenting on the transaction, Joseph Berquist, Chief Executive Officer, said, “This amended credit agreement further strengthens our already healthy balance sheet by extending maturities and enhancing liquidity. With increased financial flexibility, we are well positioned to execute our strategy, achieve our capital allocation priorities, and continue investing in both organic growth and strategic M&A.”
Bank of America, N.A. acted as the administrative agent for the syndicate of sixteen banks.
About Quaker Houghton
Quaker Houghton is the global leader in industrial process fluids. With a presence around the world, including operations in over 25 countries, our customers include thousands of the world's most advanced and specialized steels, aluminum, automotive, aerospace, offshore, can, mining, and metalworking companies.

Our high-performing, innovative and sustainable solutions are backed by best-in-class technology, deep process knowledge and customized services. With approximately 4,700 employees, including chemists, engineers and industry experts, we partner with our customers to improve their operations so they can run even more efficiently, even more effectively, whatever comes next. Quaker Houghton is headquartered in Conshohocken, Pennsylvania, located near Philadelphia in the United States. Visit quakerhoughton.com to learn more.
Forward-Looking Statements
This press release contains "forward-looking statements" that fall under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act of 1933, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on assumptions, projections and expectations about future events that we believe are reasonable based on currently available information, including statements regarding the potential effects of economic downturns; tariffs, including retaliatory tariffs, "trade wars" and uncertainty surrounding changes in tariffs; inflation and global supply chain constraints on the Company's business, results of operations, and financial condition; our expectation that we will maintain sufficient liquidity and remain in compliance with the terms of the Company's credit facility; expectations about future demand and raw material costs; and statements regarding the impact of increased raw material costs and pricing initiatives. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance, and business, which may differ materially from our actual results, including but not limited to the potential benefits of acquisitions and divestitures, the impacts on our business as a result of global supply chain constraints and other macroeconomic stresses and uncertainties, including political and geopolitical events, civil disturbances and endemics/pandemics or extreme weather events and other natural disasters that may adversely affect regional economic conditions, and our current and future results and plans and statements that include the words "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "outlook," "target," "possible," "potential," "plan" or similar expressions. Such statements include information relating to current and future business activities, operational matters, capital spending, and financing sources. A major risk is that demand for the Company's products and services is largely derived from the demand for its customers' products, which subjects the Company to uncertainties related to downturns in a customer's business and unanticipated customer production slowdowns and shutdowns. Other major risks and uncertainties include, but are not limited to, inflationary pressures, including increases in raw material costs; supply chain constraints and the impacts of economic downturns; customer financial instability; high interest rates and their impact on our and our customers' business operations; the impacts from acts of war, terrorism and military conflicts, including those in Ukraine and the Middle East as well as economic, political and governmental actions taken by various governments and government organizations in response; economic and political disruptions particularly in light of numerous elections globally and the possibility of regime changes; the possibility of economic recession; legislative and regulatory developments including changes to existing laws and regulations, or the way they are interpreted, applied or enforced; tariffs, trade restrictions, and the economic and other sanctions imposed by other nations on Russia and Belarus and/or other government organizations; suspensions of activities in Russia by many multinational companies; foreign currency fluctuations; significant changes in applicable tax rates and regulations and the potential impacts therefrom, including those arising from H.R.1, commonly known as the "One Big Beautiful Bill Act"; terrorist attacks and other acts of violence; the impacts of consolidation in our industry, including loss or consolidation of a major customer, the effects of climate change, fires, or other natural disasters; and the potential occurrence of cyber-security breaches, cyber-security attacks and other technology outages and security incidents. Furthermore, the Company is subject to the same business cycles as those experienced by our customers in the steel, automobile, aircraft, industrial equipment, aluminum and durable goods industries. Our forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its operations that are subject to change based on various important factors, some of which are beyond our control. These risks, uncertainties, and possible inaccurate assumptions relevant to our business could cause our actual results to differ materially from expected and historical results. All forward-looking statements included in this press release, including expectations about future periods, are based upon information available to the Company as of the date of this press release, which may change. Therefore, we caution you not to place undue reliance on our forward-looking statements. For more information regarding these risks and uncertainties as well as certain additional risks that we face, refer to the Risk Factors section, which appears in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, and in subsequent reports filed from time to time with the Securities and Exchange Commission. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.